Exhibit 99.8

TRADING DATA

Trade Date	Expiration Date	Buy/Sell	No. of Shares/ Quantity	Unit Cost/ Proceeds	Security
12/26/2023	1/19/2024	Buy	1,000	$0.50	Call Option
12/27/2023	1/19/2024	Buy	1,000	$0.47	Call Option